UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 7, 2012

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)
O’Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 7, 2012, Central European Media Enterprises Ltd. (the “Company”) completed the issuance and sale of €104.0 million (approximately US$ 132.1 million) of its 11.625% Senior Notes due 2016 (the “Additional Notes”) at an issue price of 103% for net proceeds of approximately €104.8 million (approximately US$ 133.2 million) and approximately €5.8 million (approximately US$ 7.3 million) of accrued interest from March 15, 2012. The Company will use approximately €16.7 million (approximately US$ 21.2 million) of the net proceeds from the offering to repay the Company’s outstanding 3.50% Senior Convertible Notes due 2013 plus accrued interest of US$ 0.4 million. The remaining net proceeds of approximately €88.1 million (approximately US$ 112.0 million) have been applied to optionally redeem and cancel €87.5 million (approximately US$ 111.2 million) aggregate principal amount of the Company’s outstanding Senior Floating Rate Notes due 2014 plus accrued interest to the redemption date.

The Additional Notes were issued under an indenture (the “Indenture”) dated September 17, 2009 among the Company, Central European Media Enterprises N.V. (“CME NV”) and CME Media Enterprises B.V. (“CME BV”) as subsidiary guarantors, The Bank of New York Mellon, acting through its London branch, as trustee, principal paying agent and transfer agent, Law Debenture Trust Corporation p.l.c. as security trustee and the Bank of New York Mellon (Luxembourg) S.A. as registrar, Luxembourg transfer agent and Luxembourg paying agent, pursuant to which CME previously issued €200.0 million aggregate principal amount of 11.625% Senior Notes due 2016 on September 17, 2009 and €240.0 million aggregate principal amount of 11.625% Senior Notes due 2016 on September 29, 2009 (the “Original Notes” and together with the Additional Notes, the “Notes”) (as previously reported on the Company’s Current Reports on Form 8-K filed on September 11, 2009 and September 22, 2009, respectively). Prior to the completion of the offering of Additional Notes, approximately €374.6 million aggregate principal amount of the Original Notes was outstanding. The Notes will be treated as a single class for all purposes under the Indenture. Interest on the Notes is payable semi-annually on March 15 and September 15 of each year. The Notes mature on September 15, 2016.

Pursuant to the Indenture, the obligations of the Company are guaranteed by CME NV and CME BV and are secured by pledges of the shares of CME NV and CME BV as well as the assignment of certain contractual rights of the Company and CME BV. This security is shared pari passu with certain other senior obligations of the Company pursuant to an Amended and Restated Intercreditor Agreement dated February 18, 2011 (as previously reported on the Company’s Current Report on Form 8-K filed on February 22, 2011).

The Company is subject to certain covenants under the Indenture, including covenants that limit its ability to incur additional indebtedness, pay dividends or other distributions, make certain types of investments, create liens, enter into certain transactions with affiliates and restrict the ability of its subsidiaries to pay dividends. The Notes are also subject to redemption under certain circumstances, including certain types of changes in control, asset dispositions and changes in tax laws relating to the Notes. The Company also has rights to redeem the Notes, which may be subject to a premium over the issue price.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date: September 7, 2012	/s/ David Sturgeon
David Sturgeon Deputy Chief Financial Officer